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[KPMG PEAT MARWICK LLP LETTERHEAD]


                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
MGC Communications, Inc.:


We consent to the use of our report, dated August 18, 1997 relating to the financial statements of MGC Communications, Inc. as of and for the year ended December 31, 1996, included herein and to the reference to our firm under the headings "Experts", "Summary Historical Financial and Operating Data" and "Selected Historical Financial and Operating Data" in the prospectus.


                                                           KPMG Peat Marwick LLP

April 21, 1998